SECURITIES AND EXCHANGE COMMISSION
                       Washington, D. C. 20549



                             FORM 8-K



                           CURRENT REPORT



                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):

                           May 6, 1996




                          E&B MARINE INC.
      ------------------------------------------------------
      (Exact name of registrant as specified in its charter)



    Delaware               0-24868               22-2430891
- ---------------          -----------         ----------------
(State or other          (Commission         (I.R.S. Employer
jurisdiction of          File Number)        Identification No.)
incorporation)


201 Meadow Road
Edison, New Jersey                                        08818
- ---------------------------------------                ----------
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code   (908) 819-7400
                                                     --------------

                         (Not Applicable)
  -------------------------------------------------------------
  (Former Name or Former Address, if Changed Since Last Report)

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Item 5.   Other Events.
- -------   -------------

          Effective May 6, 1996, the Registrant amended its Credit Agreement with United Jersey Bank (i) to temporarily increase its revolving line of credit from $17,000,000 to $20,000,000 through July 31, 1996 and (ii) to amend certain financial covenants. The funds from the increased availability under the Registrant's revolving line of credit will be used primarily to purchase inventory to enhance product assortment.


Item 7.      Financial Statements, Pro Forma Financial Information
- -------      -----------------------------------------------------
             and Exhibits.
             -------------

        (a)  Not applicable.

        (b)  Not applicable.

        (c)  Exhibits:

          The exhibits required to be filed as part of this Current Report on Form 8-K are listed on the attached Index to Exhibits.

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                            SIGNATURE
                            ---------

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         E&B MARINE INC.


                         By   /s/ Walfrido A. Martinez
                              ------------------------
                         Name:   Walfrido A. Martinez
                         Title:  Senior Vice President and
                                 Chief Financial Officer


Dated:  May 24, 1996

                    Index to Exhibits

Exhibit                                                      Sequential
Number         Description                                   Page Location
- --------       -----------                                   -------------
10(a)          Sixth Amendment dated as of May 6, 1996       5
               to the Credit Agreement dated as of
               June 6, 1994 by and among E&B Marine Inc.
               (the "Company"), the subsidiaries of the
               Company party thereto and United Jersey
               Bank ("UJB").


10(b)          Fourth Amendment dated as of May 6, 1996      13
               to the Mortgage and Security Agreement
               dated as of June 6, 1994 by and among the
               Company, UJB and UJB Leasing Corporation.


10(c)          Amended and Restated Revolving Note dated     19
               May 6, 1996 as of June 6, 1994 made by
               the Company and certain subsidiaries of
               the Company party thereto to the order of UJB.

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